UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Soliciting Material Under §240.14a-12

Connecticut Water Service, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing relates to the proposed transaction between SJW Group (“SJW Group”) and Connecticut Water Service, Inc. (“CTWS”) pursuant to the Second Amended and Restated Agreement and Plan of Merger, dated as of August 5, 2018, among SJW Group, Hydro Sub, Inc. and CTWS.

The following statements, given before the Connecticut Public Utilities Regulatory Authority on August 15, 2018, were posted to https://www.sjw-ctws.com on August 17, 2018.

David C. Benoit

President & CEO – Connecticut Water Service, Inc.

Opening Statement

Connecticut Public Utility Regulatory Authority – August 15, 2018

We are both excited and proud to come before the Authority, Consumer Counsel and Attorney General and Customers to gain approval to merge with SJW Group and become an even stronger water utility serving our customers in Connecticut. Connecticut Water has a long and proud tradition of executing on a culture that values servant leadership.

In my 22 years in the organization and 33 years in the utility industry, I have come to understand what makes the water sector unique. It is both a public health mission that requires trust as well as a financially disciplined entity that is mindful of the customer’s rates in the communities it serves. The 300-plus team members that I lead in Connecticut and Maine understand that mission and pride themselves on delivering for their customers.

I also know the culture that has been instilled at SJW Group and know that the team in California and Texas bring that same passion and understanding. Our cultures are closely aligned and we will together bring the unique critical public health focus that our customers trust us to deliver.

We have provided details in our application and testimony that we believe tells the story of how the application satisfies the statutory criteria regarding:

(1)	the financial, technological and managerial suitability and responsibility of SJW;

(2)

the ability of SJW, CTWS and the Connecticut water companies to provide safe, adequate and reliable service to the public through the companies’ plant, equipment and operations following approval and consummation of the change of control; and

(3)	ensuring that the change of control is in the public interest.

We would note, despite the recently announced change in the financial structure of the transaction, the fundamental components remain. The combination provides a number of unique benefits and honors the commitments to customers, communities, employees and investments in our systems that were originally made, including that we will continue to:

•

maintain a New England Regional Headquarters with the CTWS president, leadership team; that structure is no different than other large utilities with their corporate headquarters elsewhere in New England with an office in Connecticut;

•

have key decision makers at the Connecticut headquarters available to respond to state and local officials and state regulatory staff and to ensure we maintain our commitments to customers and communities here in Connecticut; and

•	support the company’s operating utilities and customers with the existing local teams of passionate, dedicated employees and leaders in the communities we serve.

I want to emphasize that this transaction, even with the cash consideration from SJW, does not depend on significant cost savings or synergies to drive success. The anticipated savings in areas such as public company costs of two separate boards and the potential for economies of scale in procurement are reflected in the financial plan – there are no major cost reductions that could impact service or no concern that this will materially change our financial rating. That allows us to still make assurances that there will be:

•	no job losses as a result of the merger

•	no change in customers’ rates as a result of the merger

All that, while we will continue to invest in our people and our water systems to ensure the quality and reliability that our customers expect and deserve.

We have identified in our filing a number of key programs that we plan to continue under the merger and would fully expect PURA would include as conditions in any approval. We believe that those programs:

•	speak to our understanding of the water business, our customers and the needs of our service communities and

•	reflect the priorities that were considered as we sought an appropriate water utility partner with which to build our future.

We believe we have clearly demonstrated in our application that we have satisfied the Connecticut statutory test for approval of the merger.

Moreso, we believe we have shown the many unique opportunities and benefits this combination will mean for our customers, employees and communities and truly serve the public interest.

We were pleased to note that the Authority’s recent ruling on a request for party status made it clear that this proceeding will focus solely on the SJW-CTWS transaction and not on alternative proposals.

I look forward to discussing how we will bring benefits to our customers as a solely focused world class water utility.

* * *

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approval from CTWS’s shareholders for the transaction is not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, on the terms expected or on the anticipated schedule; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the transaction; (5) the ability of the parties to the transaction to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; (6) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement between the parties to the proposed transaction; (7) changes in demand for water and other products and services of CTWS; (8) unanticipated weather conditions; (9) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, physical attacks, cyber attacks, or other similar occurrences that could adversely affect CTWS’s facilities, operations, financial condition, results of operations, and reputation; (10) risks that the proposed transaction disrupts the current plans and operations of CTWS; (11) potential difficulties in employee retention as a result of the proposed transaction; (12) unexpected costs, charges or expenses resulting from the transaction; (13) the effect of the announcement or pendency of the proposed transaction on CTWS’s business relationships, operating results, and business generally, including, without limitation, competitive responses to the proposed transaction; (14) risks related to diverting management’s attention from ongoing business operations of CTWS; (15) the trading price of CTWS’s common stock; and (16) legislative and economic developments.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to CTWS’s overall business and financial condition, including those more fully described in CTWS’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and none of SJW Group, its management, CTWS or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of CTWS by SJW Group. In connection with the proposed transaction, SJW Group and CTWS intend to file relevant materials with the SEC, including CTWS’s proxy statement on Schedule 14A. CTWS’S SHAREHOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING CTWS’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov, and CTWS’s shareholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from CTWS. Such documents are not currently available.

Participants in Solicitation

SJW Group and its directors and executive officers, and CTWS and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of CTWS’s common stock in respect of the proposed transaction. Information about the directors and executive officers of SJW Group is set forth in the proxy statement for SJW Group’s 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 6, 2018. Information about the directors and executive officers of CTWS is set forth in the proxy statement for CTWS’s 2018 Annual Meeting of Shareholders, which was filed with the SEC on April 6, 2018. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.

Eric W. Thornburg

President & CEO – SJW Group

Opening Statement

Connecticut Public Utility Regulatory Authority – August 15, 2018

Chair Dykes,

Vice Chairman Betkoski,

Team members of the Connecticut Public Utility Regulatory Authority and Office of Consumer Counsel, Attorneys General office,

It is my honor to lead SJW Group, a company that has served the City of San Jose and the Silicon Valley for over 150 years and in the state of Texas for over 11 years.

It is a privilege to be here today to share our vision for what would become the third largest publicly traded water utility in the United States.

For over 35 years, I have proudly served high quality drinking water to families and communities across seven states. Pennsylvania, Indiana, Missouri, California, Texas, and of course Connecticut and Maine where I served for over 11 years as the President and CEO of Connecticut Water.

My working life in water has taught me many lessons. Chief among them is that water is a local service. It’s Naugatuck, Avon, Windsor Locks, Killingly, and Clinton. You have to get that right. We understand that. It’s an incredibly rewarding line of work when you do.

And equally important is the power of scale. Joining individual water systems together not by pipe, but by people, and organization is like a series of pullies...making what would be a near impossible lift not just possible, but powerful.

Our proposed merger will be built on those two fundamental principles – Local Service & National Scale.

We will remain locally focused. Local Connecticut Water employees with local expertise serving their local customers. Connecticut Water’s leaders – David, Maureen, Craig, Bob and Kristen – making the decisions, understanding the goals of their local communities and able to make the commitments necessary to serve Connecticut Water customers and remain leaders of the industry here.

Our New England Headquarters in Connecticut. No name change...it’s Connecticut Water.

No layoffs planned across the combined company, none.

No compensation changes.

No negative impact on rates.

This combination will enable us to continue to invest in local infrastructure, deliver world class customer service, enhance opportunities for employees across the organization and be engaged with and give back to the local communities in which we operate, all while maintaining our A-category investment credit rating. And we also will honor the considerable list of commitments well stated in Maureen Westbrook’s testimony.

And now Connecticut Water customers, employees and communities will have the scale of a national water utility behind them. When we buy pipe, we buy not just 16 miles of it, but 40. Not just 5,000 meters per year but 15,000. Insurance, audit fees, board fees, cost of capital, IT hardware and applications, water treatment chemicals, employee development, engineering. Scale can deliver real value for customers, communities, employees, shareholders and the environment. And our scale is 100% about being a pure-play water utility. Water and waste water services is all we do. Public health, public safety, environmental stewardship...that will remain our focus.

That scale transcends adjacency. We don’t have to have states adjacent to one another in order to leverage our scale. In fact, that geographic diversity is a strength.

You know when I started my career in 1982, Aqua America was Philadelphia Suburban Water. Not just a single state utility but a single water system. They now serve eight states and are widely viewed as a premier water utility with an outstanding cost structure. Their headquarters is in Pennsylvania with their western-most utility located in Texas serving around 50,000 customers. American Water has similarly grown over the years. They are headquartered in New Jersey with a large operating subsidiary in California.

Geographic diversification hedges against many risks. Weather and storms and economic conditions. We get those benefits and hedge against the risks without any negative impact on employees or customers. No disruptions, no name changes, same great people.

Critically, the needs of our water systems will not be competing for capital, resources, focus or subject to changes in strategic intent within our new company. We are now and will always be purely about water. Locally focused and locally served with national scale.

It works. I’ve done it successfully before. Linked by talented people, a strong common culture and best-in-class water systems – I am confident that Connecticut Water and SJW Group have a bright future together, which in turn will beneficially serve the people of Connecticut.

I look forward to sharing with you our vision for this exciting future and will value your input and thoughts in how we can best serve the people of Connecticut.

* * *

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the proposed transaction between SJW Group and Connecticut Water may not be satisfied or waived, including the risk that required approvals from the security holders of Connecticut Water to the proposed transaction are not obtained; (2) the risk that the regulatory approvals required for the proposed transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (3) the effect of water, utility, environmental and other governmental policies and regulations; (4) litigation relating to the proposed transaction; (5) uncertainties as to the timing of the consummation of the proposed transaction and the ability of each party to consummate the proposed transaction; (6) risks that the proposed transaction disrupts the current plans and operations of SJW Group or Connecticut Water; (7) the ability of SJW Group and Connecticut Water to retain and hire key personnel; (8) competitive responses to the proposed transaction; (9) unexpected costs, charges or expenses resulting from the proposed transaction, including, without limitation, related to SJW Group’s financing plans in connection with the proposed transaction; (10) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (11) the combined company’s ability to achieve the growth prospects and synergies expected from the proposed transaction, as well as delays, challenges and expenses associated with integrating SJW Group’s and Connecticut Water’s existing businesses; and (12) legislative and economic developments. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the proxy statement filed by Connecticut Water in connection with the proposed transaction, and are more fully discussed in SJW Group’s quarterly report on Form 10-Q for the period ended June 30, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 27, 2018 and Connecticut Water’s quarterly report on Form 10-Q for the period ended June 30, 2018 filed with the SEC on August 9, 2018.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SJW Group’s overall business, including those more fully described in its filings with the SEC including, without limitation, its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018 and Connecticut Water’s overall business and financial condition, including those more fully described in its filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and its quarterly report on Form 10-Q for the period ended June 30, 2018. Forward looking statements are not guarantees of performance, and speak only as of the date made, and none of SJW Group, its management, Connecticut Water or its management undertakes any obligation to update or revise any forward-looking statements except as required by law.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

In response to the tender offer for all the outstanding shares of common stock of SJW Group commenced by California Water Service Group (“California Water”) through its wholly owned subsidiary, Waltz Acquisition Sub, Inc., SJW Group has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC on June 15, 2018, as amended by that Amendment No. 1 to Schedule 14D-9 filed with the SEC on June 26, 2018 and that Amendment No. 2 to Schedule 14D-9 filed with the SEC on August 9, 2018. Investors and stockholders of SJW Group are urged to read the solicitation/recommendation statement on Schedule 14D-9 and other documents that are filed or will be filed with the SEC carefully and in their entirety because they contain important information. Investors and stockholders of SJW Group may obtain a copy of these documents free of charge at the SEC’s website at www.sec.gov. These materials are also available free of charge at SJW Group’s investor relations website at https://sjwgroup.com/investor_relations. In addition, copies of these materials may be requested free of charge from SJW Group’s information agent, Georgeson LLC, toll-free at (866) 357-4029.